MUTUAL FUND DISTRIBUTION AND SHAREHOLDER SERVICES AGREEMENT

         Strong Investments, Inc. ("Distributor") and ("Servicer") have agreed that Servicer will perform administrative functions and support services ("Services") for clients of Servicer who purchase shares ("Shares") of any of the Strong family of funds (each a "Fund" and collectively the "Funds"), or series thereof (as they may exist from time to time), including any classes thereof, as identified on Schedule A to this Agreement, for which Distributor now or in the future serves as distributor, subject to the terms of this Mutual Fund Distribution and Shareholder Services Agreement (the "Agreement"). Any such additional Funds will be included in this Agreement upon written notification to Servicer. Nothing in this Agreement shall limit Servicer's right to engage one or more subcontractors or agents, but no such engagement shall relieve Servicer of its duties, responsibilities, obligations, agreements or liabilities under this Agreement.

1.       LICENSING

                  a. Servicer represents and warrants that it and all of its partners, directors, officers, employees and agents ("Servicer's Personnel") are licensed by the appropriate regulatory agency of each state or other jurisdiction in which Servicer or Servicer's Personnel provides the Services contemplated by this Agreement, to the extent necessary to perform the Services and assume the duties and responsibilities contemplated by this Agreement.

                  b. Servicer agrees that termination or suspension of its license to do business by any state or other jurisdiction or federal regulatory agency, shall immediately cause the automatic termination of this Agreement. Servicer further agrees to immediately notify Distributor in writing of any such action or event.

2.       DUTIES OF SERVICER

                  a. Servicer is hereby authorized and may from time to time undertake to provide Services to clients in connection with clients' investment in the Shares of a Fund, which Services may include, but are not limited to: the provision of personal, continuing services to shareholders in each Fund including advisory and educational services; communicating as needed with shareholders and answering questions from shareholders; and providing such other similar services as the Distributor may reasonably request, from time to time, to the extent the Servicer is permitted to do so under applicable statues, rules, or regulations.

                  b. Servicer acknowledges that it has agreed to provide additional services and to assume other duties and responsibilities not contemplated by this Agreement in accordance with the terms and conditions set forth in another Services Agreement, dated as of ____________, between Servicer and Distributor ("Other Agreement") as may be amended from time to time, the terms and conditions of which may set forth procedures governing, among other things, the establishment of Servicer's accounts, pricing of Shares and the placement and settlement of orders. To the extent that the current prospectus and statement of additional information (including any supplements, stickers or amendments thereto) relating to each Fund, as filed with the Securities and Exchange Commission ("SEC") for a Fund ("Prospectus") contains provisions that are inconsistent with this Agreement or any Other Agreement, the terms of the Prospectus shall be controlling.

                  c. Servicer agrees to maintain all records as required by law to be maintained in connection with providing the Services under this Agreement and to furnish Distributor or regulatory authorities with copies of such records upon request. Servicer represents and agrees that all Taxpayer Identification Numbers ("TINs") provided are certified, and that no account that requires a certified TIN will be established without such certified TIN.

                  d. Servicer agrees that all out-of-pocket expenses incurred by it in connection with its activities under this Agreement will be borne by Servicer.

3.       SERVICER COMPENSATION

                  a. With respect to the Services provided by Servicer with respect to any Fund or class thereof that is authorized to make payments of service fees (I.E., payments of fees and expenses made in accordance with a service plan adopted by certain Funds or classes thereof pursuant to Rule 12b-1 ("Rule 12b-1 Plan") under the Investment Company Act of 1940, as amended ("1940 Act")), all payments to Servicer shall be in accordance with the Rule 12b-1 Plan adopted by that Fund or classes thereof as specified in each applicable Prospectus for each Fund or class thereof. With respect to any Fund or class thereof that offers Shares for which a Rule 12b-1 Plan has been adopted, Distributor is authorized to pay Servicer continuing service fees, as specified in the relevant Prospectus to the extent that Servicer provides the Services specified in Section 2.a. above regarding the servicing of shareholder accounts for its clients. Distributor reserves the right, without prior notice, to suspend or eliminate the payment of such Rule 12b-1 Plan payments or other compensation to Servicer by amendment, sticker or supplement to the Prospectus for each Fund.

                  b. In connection with the receipt of service fees under Rule 12b-1 Plans applicable to the Services provided for Servicer's clients, Distributor directs Servicer to provide the Services specified in Section 2.a. above. (Redemption levels of shareholder accounts assigned to Servicer will be considered in evaluating Servicer's continued ability to receive payments of service fees.) Further, Servicer agrees to provide Distributor with supporting documentation concerning the shareholder services provided, as Distributor may reasonably request from time to time.

                  c. All Rule 12b-1 Plan servicing fees shall be based on the value of Shares attributable to Servicer's clients and eligible for such payment under a Rule 12b-1 Plan, and shall be calculated on the basis of and at the rates set forth in the Prospectus for each Fund or class thereof. Servicer represents and warrants that Distributor has made no representations with respect to the Rule 12b-1 Plans of such Funds in addition to, or conflicting with, the description set forth in their respective Prospectuses. Without prior approval by a majority of the outstanding shares of a Fund, the aggregate annual fees paid to Servicer pursuant to any Rule 12b-1 Plan shall not exceed the amounts stated as the "annual maximums" in each Fund's Prospectus, which amount shall be a specified percent of the value of the Fund's net assets held in Servicer's clients' accounts that are eligible for payment pursuant to the Rule 12b-1 Plans (determined in the same manner as each Fund uses to compute its net assets as set forth in its Prospectus).



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                  d. The  provisions  of any Rule  12b-1  Plan and  distribution agreement between the Funds and the Distributor shall control over this Agreement in the event of any inconsistency. Each Rule 12b-1 Plan in effect on the date of this Agreement is described in the relevant Fund's Prospectus. Servicer hereby acknowledges that all payments under Rule 12b-1 Plans are subject to limitations contained in such Rule 12b-1 Plans and distribution agreements and may be varied or discontinued at any time; in particular, Servicer acknowledges that the Rule 12b-1 Plan may be terminated at any time by a vote of a majority of the independent directors of the Fund, or by a vote of a majority of the outstanding voting securities of a Fund.

4.       MULTIPLE CLASSES OF SHARES

                  Distributor may, from time to time, provide Servicer with written guidelines or standards relating to the servicing of Funds offering multiple classes of Shares having different sales loads, Rule 12b-1 Plan fees, and expenses and other operating expenses.

5.       FUND INFORMATION

                  Servicer agrees that neither it nor any of its partners, directors, officers, employees, and agents is authorized to give any information or make any representations concerning Shares of any Fund except those contained in the Fund's Prospectus or in materials provided by Distributor.

6.       INDEMNIFICATION

                  a. Servicer agrees to indemnify, defend and hold harmless Distributor and the Funds and their predecessors, successors, and affiliates, each current or former director, officer, employee, shareholder or agent and each person who controls or is controlled by Distributor from any and all losses, claims, liabilities, costs, and expenses, including reasonable attorney fees, that may be assessed against or suffered or incurred by any of them howsoever they arise, and as they are incurred, which relate in any way to: (i) any alleged violation of any statute or regulation (including without limitation the securities laws and regulations of the United States or any state or foreign country) or any alleged tort or breach of contract, related to the provision of Services by Servicer pursuant to this Agreement (except to the extent that Distributor's gross negligence or failure to follow correct instructions received from Servicer is the cause of such loss, claim, liability, cost or expense); (ii) any redemption or exchange pursuant to instructions received from Servicer or Servicer's Personnel; or (iii) the breach by Servicer of any of its representations and warranties specified herein or Servicer's failure to comply with the terms and conditions of this Agreement, whether or not such action, failure, error, omission, misconduct or breach is committed by Servicer or its predecessor, successor, or affiliate, each current or former partner, officer, director, employee or agent and each person who controls or is controlled by Servicer. This indemnity agreement is in addition to any other liability which Servicer may otherwise have.

                  b. Distributor agrees to indemnify, defend and hold harmless Servicer and its predecessors, successors and affiliates, each current or former partner, officer, director, employee or agent, and each person who controls or is controlled by Servicer from any and all losses, claims, liabilities, costs and expenses, including reasonable attorney fees, that may be assessed against or suffered or incurred by any of them which arise, and which relate to any untrue statement of or omission to state a material fact contained in the Prospectus or any written sales literature or other marketing materials provided by the Distributor to the Servicer, required to be stated therein or necessary to make the statements therein not misleading. This indemnity agreement is in addition to any other liability which Distributor may otherwise have.

                  c. Promptly after receipt by a party entitled to indemnification under this Section 6 (an "Indemnified Party") of notice of the commencement of an investigation, action, claim or proceeding, such Indemnified Party shall, if a claim in respect thereof is to be made against the indemnifying party under this Section 6 (the "Indemnifying Party"), notify the Indemnifying Party of the commencement thereof; but the omission so to notify the Indemnifying Party shall not relieve it from any liability which it may have to any Indemnified Party otherwise than under this Section 6. In case any such action is brought against any Indemnified Party, and it notified the Indemnifying Party of the commencement thereof, the Indemnifying Party shall be entitled to participate therein and, to the extent that it may wish, assume the defense thereof, with counsel satisfactory to such Indemnified Party. After notice from the Indemnifying Party of its intention to assume the defense of an action, the Indemnified Party shall bear the expenses of any additional counsel obtained by it, and the Indemnifying Party shall not be liable to such Indemnified Party under this Section 6 for any legal or other expenses subsequently incurred by such Indemnified Party in connection with the defense thereof other than reasonable costs of investigation. The Indemnified Party may not settle any action without the written consent of the Indemnifying Party. The Indemnifying Party may not settle any action without the written consent of the Indemnified Party unless such settlement completely and finally releases the Indemnified Party from any and all liability. In either event, consent shall not be unreasonably withheld.

                  d.  Each  party's  obligations  under  these   indemnification
provisions shall survive any termination of this Agreement.

7.       TERMINATION; AMENDMENT

                  a. In addition to the automatic termination of this Agreement specified in Section 1.b. of this Agreement, each party to this Agreement may unilaterally cancel its participation in this Agreement by giving sixty (60) days prior written notice to the other party. In addition, each party to this Agreement may terminate this Agreement immediately by giving written notice to the other party of that other party's material breach of this Agreement.

                  b. The termination of this Agreement by any of the foregoing means shall not relieve Servicer of its obligations, duties and indemnities specified in this Agreement; provided, however, that Distributor's obligation to pay fees to Servicer shall survive for a period no longer than one year from the date of termination (unless termination is the result of an event described in Section 1.b., in which case Distributor's obligation to pay such fees shall end as of the date of such termination).

                  c. This Agreement is not assignable or transferable and will terminate automatically in the event of its "assignment," as defined in the Investment Company Act of 1940, as amended and the rules, regulations and interpretations thereunder. The Distributor may, however, transfer any of its rights or duties under this Agreement to any entity that controls or is under common control with Distributor.

                  d. This Agreement may be amended by Distributor at any time by written notice to Servicer.

8.       DISTRIBUTOR'S REPRESENTATIONS AND WARRANTIES

                  Distributor represents and warrants that:

                  a. It is a corporation duly organized and existing and in good standing under the laws of the state of Wisconsin and is duly registered or exempt from registration as a broker-dealer in all states and jurisdictions in which it provides services as a non-exclusive distributor for the Funds.

                  b. It is a member in good standing of the NASD.

                  c. It is empowered under applicable laws and by Distributor's organizational documents to enter into this Agreement and perform all activities and services of the Distributor provided for herein and that there are no impediments, prior or existing, regulatory, self-regulatory, administrative, civil or criminal matters affecting Distributor's ability to perform under this Agreement.

                  d.  All  requisite   actions  have  been  taken  to  authorize
Distributor to enter into and perform this Agreement.

9.       ADDITIONAL SERVICER REPRESENTATIONS AND WARRANTIES

                  In addition to the representations and warranties found elsewhere in this Agreement, Servicer represents and warrants that:

                  a. It is duly organized and existing and in good standing under the laws of the state, commonwealth or other jurisdiction in which Servicer is organized.

                  b. It is empowered under applicable laws and by Servicer's organizational documents to enter into this Agreement and perform all activities and services of the Servicer provided for herein and that there are no impediments (prior, existing or threatened) regulatory, self-regulatory, administrative, civil or criminal matters affecting or reasonably likely to affect Servicer's ability to perform under this Agreement.

                  c. All requisite actions have been taken to authorize Servicer to enter into and perform this Agreement.

                  d. It is not, at the time of the execution of this Agreement, subject to any enforcement or other proceeding with respect to its activities under state or federal securities, banking or commodities laws, rules or regulations.

                  e. This Agreement constitutes the legal, valid and binding obligation of Servicer and is enforceable against Servicer in accordance with its terms.

10.      GOVERNING LAW

                  This Agreement shall be governed and construed in accordance with the laws of the state of Wisconsin, not including any provision or judicial interpretation that would require the general application of the law of another jurisdiction.

11.      INVESTIGATIONS AND PROCEEDINGS

                  The parties to this Agreement agree to cooperate fully in any securities regulatory investigation or proceeding or judicial proceeding with respect to each party's activities under this Agreement and promptly to notify the other party of any such investigation or proceeding.

12.      CAPTIONS

                  All captions used in this Agreement are for convenience only, are not a part hereof, and are not to be used in construing or interpreting any aspect hereof.

13.      SEVERABILITY

                  Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law. If, however, any provision of this Agreement is held under applicable law to be invalid, illegal, or unenforceable in any respect, such provision shall be ineffective only to the extent of such invalidity, and the validity, legality and enforceability of the remaining provisions of this Agreement shall not be affected or impaired in any way.

14.      RELATIONSHIP OF PARTIES

                  Unless expressly provided for elsewhere in this Agreement, all services performed under this Agreement by Servicer shall be as an independent contractor and not as an employee or agent of Distributor or the Funds, and none of the parties shall hold itself out as an agent of any other party with the authority to bind such party. Neither the execution nor performance of this Agreement shall be deemed to create a partnership or joint venture by and among any of the parties.

15.      CONFIDENTIALITY

                  Each party agrees to take all steps necessary to comply with all applicable laws, rules and regulations (including, without limitation, the Securities and Exchange Commission Regulation S-P) protecting the privacy of consumer nonpublic personal financial information ("Consumer Information") disclosed to each party under this Agreement. Each party agrees not to disclose or use Consumer Information other than to carry out the purposes for which such Consumer Information is disclosed or as otherwise permitted by law.



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16.      NOTICES

                  All notices under this Agreement shall be given in writing (and shall be deemed to have been duly given upon receipt) by delivery in person, by facsimile, by registered or certified mail or by overnight delivery (postage prepaid, return receipt requested) to the respective parties as follows:

                  if to Servicer:

                           National City Bank
                           1900 East Ninth Street
                           Cleveland, OH  44114
                           Attention:  Ms. Mariann Evans
                           Facsimile No.: (216) 575-2633

                  if to Distributor:

                           Strong Investments, Inc.
                           100 Heritage Reserve
                           Milwaukee, WI  53051
                           Attention:  General Counsel
                           Facsimile No.:  (414) 359-3948



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17.      ENTIRE AGREEMENT

                  This Agreement, along with any attached schedules if approved, contains the entire understanding of the parties hereto with respect to the subject matter contained herein and supersedes all previous agreements and/or understandings of the parties. This Agreement shall be binding upon the parties hereto when signed by Servicer and accepted by Distributor.

                  IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date set forth below.



                     STRONG INVESTMENTS, INC.

                     By:      _________________________________
                              (Signature)

                     Name:    _________________________________
                     Title:   _________________________________


                     [SERVICER NAME HERE]

                     By:      _________________________________
                              (Signature)

                     Name:    _________________________________
                     Title:   _________________________________
                     Address:________________________________
                                ================================
                     Telephone:  _____________________________
                     Date:    _________________________________________

                     Strong Servicer #___________ (Internal Use Only)



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                                   SCHEDULE A